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                                                       Exhibit 2


                                5,700,000 Shares

                         SUNRISE ASSISTED LIVING, INC.

                                  Common Stock

                             UNDERWRITING AGREEMENT





                                                                    May 30, 1996



DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
ALEX. BROWN & SONS INCORPORATED
NATWEST SECURITIES LIMITED
  As representatives of the
    several underwriters
    named in Schedule I hereto
       c/o Donaldson, Lufkin & Jenrette
           Securities Corporation
           277 Park Avenue
           New York, New York  10172

Dear Sirs:

         Sunrise Assisted Living, Inc., a Delaware corporation (the "Company"), proposes to issue and sell 5,700,000 shares of its Common Stock, $.01 par value per share ("Common Stock"), to the several underwriters named in Schedule I hereto (the "Underwriters"). Such 5,700,000 shares of Common Stock are hereinafter referred to as the "Firm Shares"). In addition, the stockholders of the Company named in Schedule II hereto (collectively, the "Selling Stockholders"), propose to sell to the several Underwriters not more than 855,000 additional shares of Common Stock (the "Additional Shares") if requested by the Underwriters as provided in Section 2 hereof. The Firm Shares consist of authorized and unissued shares to be issued and sold by the Company and the Additional Shares consist of issued and outstanding shares to be sold by the Selling Stockholders. The Firm Shares and the Additional Shares are herein collectively called the "Shares". The Company and the Selling Stockholders are hereinafter collectively called the "Sellers".
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         1.      Registration Statement and Prospectus.  The Company has
prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively called the "Act"), a registration statement on Form S-1 including a prospectus relating to the Shares, which may be amended. The registration statement as amended at the time when it becomes effective, including a registration statement (if any) filed pursuant to Rule 462(b) under the Act increasing the size of the offering registered under the Act and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the "Registration Statement", and the prospectus in the form first used to confirm sales of Shares is hereinafter referred as the "Prospectus".

         2. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) the Company agrees to issue and sell 5,700,000 Firm Shares to the Underwriters and (ii) each Underwriter agrees, severally and not jointly, to purchase from the Company at a price per share of $20.00 (the "Purchase Price") the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) the Selling Stockholders agree to sell up to 855,000 Additional Shares to the Underwriters and (ii) the Underwriters shall have the right to purchase, severally and not jointly, up to an aggregate of 855,000 Additional Shares from the Selling Stockholders at the Purchase Price. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The Underwriters may exercise their right to purchase Additional Shares in whole or in part from time to time by giving written notice thereof to the Selling Stockholders, care of the Company, within 30 days after the date of this Agreement. You shall give any such notice on behalf of the Underwriters and such notice shall specify the aggregate number of Additional Shares to be purchased pursuant to such exercise and the date for payment and delivery thereof. The date specified in any such notice shall be a business day (i) no earlier than the Closing Date (as hereinafter defined),
(ii) no later than ten business days after such notice has been given and (iii) no earlier than two business days after such notice has been given. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Selling Stockholders the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Additional Shares to be purchased from the Selling Stockholders as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Shares.

         The Company agrees that the Company shall, concurrently with the execution of this Agreement, deliver letter agreements executed by (i) each of the directors and officers of the Company and (ii) each stockholder listed on Annex I hereto, pursuant to which each





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such person agrees, not to offer, sell, contract to sell, grant any option to purchase, or otherwise dispose of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or in any other manner transfer all or a portion of the economic consequences associated with the ownership of any Common Stock, except to the Underwriters pursuant to this Agreement, for a period of 180 days after the effective date of the Registration Statement, other than (i) as a gift or gifts, provided the donee or donees thereof agree in writing to be bound such letter agreement, (ii) transfers to a transferor's affiliates, as such term is defined in Rule 405 promulgated under the Act, provided the transferee agrees in writing to be bound by such letter agreement, or (iii) with the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation (except as to shares held by affiliates of Donaldson, Lufkin & Jenrette Securities Corporation which require the prior written consent of Alex. Brown & Sons Incorporated and NatWest Securities Limited). Notwithstanding the foregoing, during such period the Company (i) may grant stock options (and may issue shares of its Common Stock upon exercise thereof) pursuant to the Company's existing 1995 Stock Option Plan or the Company's existing 1996 Directors' Stock Option Plan (collectively, the "Option Plans"), (ii) may issue shares of Common Stock upon the exercise of any of the 450,000 stock options granted to David W. Faeder outside of the Option Plans, (iii) may issue shares of Common Stock upon the exercise of the 50,000 warrants outstanding on the date hereof or upon the conversion of the 2,444,444 shares of Series A Convertible Preferred Stock of the Company outstanding on the date hereof, and (iv) may issue shares of Common Stock in connection with the Company's acquisition of assets of, or an ownership interest in, another business or entity, provided, however, that, without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation, the Company may not (i) register such shares of Common Stock under the Act for a period of 180 days after the effective date of the Registration Statement or (ii) grant any registration rights with respect to such shares of Common Stock that are exercisable within 180 days after the effective date of the Registration Statement.

         3. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Shares as soon after the effective time of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

         4. Delivery and Payment. Delivery to the Underwriters of and payment for the Firm Shares shall be made at 10:00 A.M., New York City time, on the third or fourth business day (unless otherwise permitted by the Commission pursuant to Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) following the date of the initial public offering (the "Closing Date"), at the offices of Hogan & Hartson L.L.P., 555 Thirteenth Street, NW, Washington, D.C. 20004, or at such other place outside the State of New York as you shall designate. The Closing Date and the location of delivery of and the form of payment for the Firm Shares may be varied by agreement between you and the Company.





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         Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the offices of Hogan & Hartson L.L.P., 555 Thirteenth Street, NW, Washington, D.C. 20004, or at such other place as you shall designate, at 10:00 A.M., New York City time, on the date specified in the applicable exercise notice given by you pursuant to
Section 2 (an "Option Closing Date"). Any such Option Closing Date and the location of delivery of and the form of payment for such Additional Shares may be varied by agreement between you and the Sellers.

         Certificates for the Shares shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or an Option Closing Date, as the case may be. Such certificates shall be made available to you for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or an Option Closing Date, as the case may be. Certificates in definitive form evidencing the Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, with any transfer taxes thereon duly paid by the respective Sellers, for the respective accounts of the several Underwriters, against payment of the Purchase Price therefor by wire transfer of immediately available funds to the order of the applicable Sellers.

5.       Agreements of the Company.  The Company agrees with you:

                          (a) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective, (ii) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information,
                 (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, and (iv) of the occurrence of any event during the period referred to in paragraph (e) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

                          (b) To furnish to you, without charge, four signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.





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                          (c)     Not to file any amendment or supplement to
                 the Registration Statement, whether before or after the time when it becomes effective, or to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object; and to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Shares by you, and to use its best efforts to cause the same to become promptly effective.

                          (d) Promptly after the Registration Statement becomes effective, and from time to time thereafter for such period as a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish to each Underwriter and dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request.

                          (e)     If during the period specified in paragraph
                 (d) any event shall occur as a result of which, in the judgment of the Company or in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law, and to furnish to each Underwriter and to such dealers as you shall specify, such number of copies thereof as such Underwriter or dealers may reasonably request.

                          (f) Prior to any public offering of the Shares, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky or real estate syndication laws of such jurisdictions as you may request, to continue such qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be obligated in connection therewith or as a condition thereof to (i) file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not otherwise required to so file a general consent to service of process or to be so qualified, or (ii) take any action that would subject it to income taxation in any jurisdiction in which it is not otherwise subject to income





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                 taxation.  In addition, the Company agrees to comply in all material respects with (i) the undertakings set forth in numbered paragraphs 12, 13, 14 and 18 of its "Application for Exemption Under Sections 352-g(2) and 359-f(2) of the New York General Business Law for a Real Estate Syndication Offering Registered with the Securities and Exchange Commission Under the Federal Securities Act of 1933", dated March 21, 1996, as amended to date and as may be amended hereafter, and (ii) any applicable provisions of Section 352-e of the New York General Business Law or the rules and regulations promulgated thereunder.

                          (g) To mail and make generally available to its stockholders as soon as reasonably practicable, but in any event not later than the 90th day following the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement, an earning statement covering a period of at least twelve months after the effective date of the Registration Statement which shall satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder.

                          (h) For a period of five (5) years from the date of this Agreement, to furnish to you as soon as available copies of all annual reports and other documents, reports, financial statements and information (i) furnished by the Company to its stockholders, (ii) furnished to The Nasdaq Stock Market, Inc. National Market (the "Nasdaq National Market") or any securities exchange upon which the Common Stock may be listed or quoted pursuant to the requirements of or agreements with such market or exchange or (iii) filed with the Commission under or pursuant to the Act or the Exchange Act.

                          (i) To pay all costs, expenses, fees and transfer taxes incident to (i) the preparation, printing, filing and distribution under the Act of the Registration Statement (including financial statements and exhibits), each preliminary prospectus and all amendments and supplements to any of them prior to or during the period specified in paragraph (e), (ii) the printing and delivery of the Prospectus and all amendments or supplements to it during the period specified in paragraph (e), (iii) the printing and delivery of this Agreement, the Preliminary and Supplemental Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Shares (including in each case any disbursements of counsel for the Underwriters relating to such printing and delivery), (iv) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states (including in each case the fees and disbursements of counsel for the Underwriters relating to such registration or qualification and memoranda relating thereto), (v) filings and clearance with the National





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                 Association of Securities Dealers, Inc. ("NASD") in connection with the offering, (vi) the listing of the Shares on the Nasdaq National Market, (vii) furnishing such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto as may be reasonably requested for use in connection with the offering or sale of the Shares by the Underwriters or by dealers to whom Shares may be sold and
                 (viii) the performance by the Sellers of their other obligations under this Agreement. The Selling Stockholders have agreed with the Company to reimburse the Company for a portion of such expenses.

                          (j) To use its best efforts to maintain the inclusion of the Common Stock in the Nasdaq National Market (or on a national securities exchange) for a period of five years after the effective date of the Registration Statement.

                          (k) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent on its part to the delivery of the Shares.

         6. Representations and Warranties of the Company and the Selling Stockholders. Each of the Company and the Selling Stockholders, jointly and severally, represents and warrants to each Underwriter that:

                          (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company's knowledge, threatened by the Commission.

                          (b)(i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in





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                 writing by or on behalf of such Underwriter through you
                 expressly for use therein.

                          (c) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, and each Registration Statement filed pursuant to Rule 462(b) under the Act, if any, complied when so filed in all material respects with the Act; and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                          (d) The Company has been duly organized, is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries (hereafter defined), taken as a whole.

                          (e) All of the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholders) have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of or subject to any preemptive or similar rights. The Firm Shares to be issued and sold by the Company hereunder have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered to the Underwriters against payment therefor as provided in this Agreement, will be duly and validly issued and fully paid and non-assessable, and will be sold free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest; and no preemptive right, co-sale right, tag along right, registration right, right of first refusal or other similar right of stockholders exists with respect to any of the Firm Shares or the issuance and sale thereof, other than those that have been expressly waived prior to the date hereof and those that will automatically expire upon the consummation of the transactions contemplated by this Agreement on the Closing Date. No further consent, approval or authorization of any stockholder, the Board of Directors of the Company, any court or governmental agency or body, or others is required for the issuance and sale or transfer of the Firm Shares except as may be required under the





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                 federal securities laws or under any state or other
                 securities, Blue Sky or real estate syndication laws and except as may be required to be obtained by the Underwriters. Except as disclosed in the Prospectus, there are no stockholders agreements or voting agreements with respect to the Common Stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company's stockholders, other than those that will automatically terminate upon the consummation of the transactions contemplated by this Agreement on the Closing Date.

                          (f)     The authorized capital stock of the Company
                 (i) is as set forth in the Prospectus under the caption "Capitalization" and (ii) conforms to the description thereof and the statements relating thereto contained in the Prospectus.

                          (g) All of the consolidated corporations, partnerships and limited liability companies in which the Company has a direct or indirect ownership interest are listed in Exhibit 21 to the Registration Statement (collectively, the "Subsidiaries"). The Company's ownership interest in each of the facilities listed in the Prospectus under the caption "Business--Owned Facilities" is owned by the Company directly or indirectly through one or more Subsidiaries and the Company's direct or indirect percentage ownership interests in such facilities are as described under such caption.

                          (h) Each Subsidiary that is a corporation (a "Corporate Subsidiary") has been duly organized, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole. All of the outstanding shares of capital stock of each Corporate Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, were issued and sold in compliance with all applicable federal and state securities laws, were not issued in violation of or subject to any preemptive or similar rights, and are owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature, except (i) for those encumbrances disclosed in the Prospectus, (ii) for interests or liens held by others as security for indebtedness of the Company or any Subsidiary disclosed in the Prospectus and (iii) for transfer

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                 restrictions under applicable federal and state securities and real estate syndication laws.

                          (i) Each Subsidiary that is a limited partnership (a "Limited Partnership Subsidiary") has been duly organized, is validly existing as a limited partnership in good standing under the laws of its jurisdiction of organization and has the limited partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and is duly qualified and is in good standing (where applicable) as a foreign limited partnership authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole. All outstanding limited partnership interests in the Limited Partnership Subsidiaries were issued and sold in compliance with the applicable limited partnership agreements of such Limited Partnership Subsidiaries and all applicable federal and state securities laws, and the limited partnership interests therein held directly or indirectly by the Company are owned free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature, except
                 (i) for those encumbrances disclosed in the Prospectus, (ii) for interests or liens held by others as security for indebtedness of the Company or any Subsidiary disclosed in the Prospectus, (iii) to the extent provided in the applicable limited partnership agreements of such Limited Partnership Subsidiaries and (iv) for transfer restrictions under applicable federal and state securities and real estate syndication laws. To the knowledge of the Company, each limited partnership agreement pursuant to which the Company or a Subsidiary holds a partnership interest in a Limited Partnership Subsidiary is in full force and effect and constitutes the legal, valid and binding agreement of the parties thereto, enforceable against such parties in accordance with the terms thereof, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles. There has been no material breach of or default under, and no event which with notice or lapse of time would constitute a material breach of or default under, such limited partnership agreements by the Company or any Subsidiary or, to the Company's knowledge, any other party to such agreements.

                          (j) Each Subsidiary that is a limited liability company (an "LLC Subsidiary") has been duly organized, is validly existing as a limited liability company in good standing under the laws of its jurisdiction of organization and has the limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the

                 Prospectus, and is duly qualified and is in good standing (where applicable) as a foreign limited liability company authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole. All outstanding membership interests in the LLC Subsidiaries were issued and sold in compliance with the applicable operating agreements of such LLC Subsidiaries and all applicable federal and state securities laws, and the membership interests therein held directly or indirectly by the Company are owned free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature, except (i) for those encumbrances disclosed in the Prospectus, (ii) for interests or liens held by others as security for indebtedness of the Company or any Subsidiary disclosed in the Prospectus, (iii) to the extent provided in the applicable operating agreements of such LLC Subsidiaries and (iv) for transfer restrictions under applicable federal and state securities and real estate syndication laws. To the knowledge of the Company, each operating agreement pursuant to which the Company or a Subsidiary holds a membership interest in an LLC Subsidiary is in full force and effect and constitutes the legal, valid and binding agreement of the parties thereto, enforceable against such parties in accordance with the terms thereof, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles. There has been no material breach of or default under, and no event which with notice or lapse of time would constitute a material breach of or default under, such operating agreements by the Company or any Subsidiary or, to the Company's knowledge, any other party to such agreements.

                          (k)     Neither the Company nor any of the
                 Subsidiaries is in violation of its respective charter, by-laws, partnership agreement, operating agreement or other governing document(s). Neither the Company nor any of the Subsidiaries is in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and the Subsidiaries, taken as a whole, to which the Company or any of the Subsidiaries is a party or by which it or any of the Subsidiaries or their respective property is bound, except for any such defaults that would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole. Neither the Company nor any of the Subsidiaries is in material violation of any order, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries or over any of their respective property. Neither the Company nor any of the Subsidiaries is in violation of any law, ordinance, rule or regulation applicable to the Company or any of the Subsidiaries, which violation would have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

                          (l) The Company has, and on the Closing Date will have, full legal right, power and authority to enter into this Agreement and, as to the Company, to issue, sell and deliver the Firm Shares in the manner provided herein. This Agreement has been duly authorized, executed and delivered by the Company and this Agreement is a valid and binding agreement of the Company enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by applicable law. The execution, delivery and performance of this Agreement, compliance by the Company with all the provisions hereof and the consummation by the Company of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as has been obtained and except as may be required under the federal securities laws or the securities, Blue Sky or real estate syndication laws of the various states) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter, by-laws, partnership agreement, operating agreement or other governing document(s) of the Company or any of the Subsidiaries or any agreement, indenture or other instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or their respective property is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company, any of the Subsidiaries or their respective property, except as disclosed in the Prospectus and except as rights to indemnity and contribution hereunder may be limited by applicable law.

                          (m)     Except as otherwise set forth in the
                 Prospectus, there are no material legal or governmental proceedings pending or, to the Company's knowledge, threatened or contemplated to which the Company or any of the Subsidiaries is a party or of which any of their respective property is the subject that (i) are required to be set forth in the Registration Statement, (ii) could reasonably be expected to result in a material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole, or (iii) could reasonably be expected to adversely effect the issuance or validity of the Firm Shares. No contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement is not so described or filed as required.

                          (n)     Neither the Company nor any of the
                 Subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which in each case could reasonably be expected to result in any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

                          (o) Except as described in the Prospectus, the Company and the Subsidiaries have operated and currently operate their business in conformity with all applicable laws, rules and regulations of each jurisdiction in which it is conducting business, except where the failure to be so in compliance would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole. The Company and each of the Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct its business; the Company and each of the Subsidiaries has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit; and, except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company or any of the Subsidiaries. The Company and the Subsidiaries are not aware of any existing or imminent matter which could reasonably be expected to adversely impact their operations or business prospects other than as disclosed in the Prospectus.

                          (p)     Except as otherwise set forth in the
                 Prospectus or such as are not material to the business, prospects, financial condition or results of operation of the Company and the Subsidiaries, taken as a whole, the Company and each of the Subsidiaries has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions except liens for taxes not yet due and payable, to all property and assets described in the

                 Registration Statement as being owned by it (other than stock or other ownership interests in Subsidiaries, which are the subject of the representations in paragraphs (h) through (j) above). The agreements to which the Company or any of the Subsidiaries is a party described in the Registration Statement and Prospectus are valid agreements, enforceable by the Company and the Subsidiaries (as applicable), except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles and, to the Company's knowledge, the other contracting party or parties thereto are not in material breach or material default under any of such agreements. All leases to which the Company or any of the Subsidiaries is a party are valid and binding and no default has occurred or is continuing thereunder, which could reasonably be expected to result in any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole, and the Company and the Subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use made by the Company or such Subsidiary.

                          (q) The Company and the Subsidiaries maintain insurance with insurers of recognized financial responsibility of the types and in the amounts generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company or its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

                          (r) Except as disclosed in the Prospectus, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, the Company or any Subsidiary.

                          (s) There is (i) no material unfair labor practice complaint pending against the Company or any of the Subsidiaries or, to the knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no material grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of the Subsidiaries or, to the knowledge of the Company, threatened against any of them, and (ii) no material strike, labor dispute, slowdown or stoppage pending against the Company or any of the Subsidiaries or, to the knowledge of the Company, threatened against it or any of the Subsidiaries. No collective bargaining agreement exists with any of the Company's employees and, to the Company's knowledge, no such agreement is imminent.

                          (t) All material tax returns required to be filed by the Company and each of the Subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of the Subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

                          (u) Except as described in the Prospectus, the Company owns or possesses adequate rights to use all material trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of its business and has no reason to believe that the conduct of its business as described in the Prospectus will conflict with any such rights of others.

                          (v)     Neither the Company nor any of the
                 Subsidiaries, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company or any Subsidiary has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; failed to disclose fully any contribution in violation of law; violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence, kick-back or other unlawful payment.

                          (w) Ernst & Young LLP are independent public accountants with respect to the Company as required by the Act.

                          (x) The financial statements, together with related schedules and notes forming part of the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared (i) on a basis consistent with such financial statements and the books and records of the Company and (ii) as to pro forma information, in good faith on the basis of the assumptions described in the Registration Statement and such assumptions are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                          (y)     Neither the Company nor any of the
                 Subsidiaries is, nor will the Company or any of the Subsidiaries become upon the sale of the Shares and the application of the proceeds therefrom as described in the Prospectus under the caption "Use of Proceeds," an "investment company" or a person "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                          (z) Except as disclosed in the Prospectus, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company.

                          (aa) The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

                          (bb)    The Company has filed a registration
                 statement pursuant to Section 12(g) of the Exchange Act, to register the Common Stock, has filed an application to list the Shares on the Nasdaq National Market, and has received notification that the listing has been approved, subject to official notice of issuance.

                          (cc) Except as disclosed in the Prospectus, there are no business relationships or related party transactions required to be disclosed therein by Item 404 of Regulation S-K of the Commission.

                          (dd) The Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                          (ee) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been (i) any material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and the Subsidiaries, taken as a whole, (ii) any transaction that is material to the Company and the Subsidiaries, taken as a whole, except transactions entered into in the ordinary course of business, (iii) any obligation, direct or contingent, that is material to the Company and the Subsidiaries, taken as a whole, incurred by the Company or the Subsidiaries, except obligations incurred in the ordinary course of business, (iv) any change in the capital stock (other than as expressly contemplated therein) or outstanding indebtedness of the Company or any of the Subsidiaries that is material to the Company and the Subsidiaries, taken as a whole, (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any of the Subsidiaries (other than quarterly dividends on the Series B Exchangeable Preferred Stock of the Company), or (vi) any loss or damage (whether or not insured) to the property of the Company or any of the Subsidiaries which has been sustained or will have been sustained which has a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

                          (ff) The Company has not distributed and will not distribute prior to the later of (i) the Closing Date, or any date on which Additional Shares are to be purchased, as the case may be, and (ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any preliminary prospectuses filed as part of the Registration Statement, the Prospectus, the Registration Statement and other materials, if any, permitted by the Act.

                          (gg) The Company has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

         7. Representations and Warranties of the Selling Stockholders. The Selling Stockholders jointly represent and warrant to each Underwriter that:

                          (a) The Selling Stockholders are the lawful joint owners, as tenants by the entireties, of the Additional Shares that may be sold by the Selling Stockholders pursuant to
                 Section 2 of this Agreement and have, and on any Option Closing Date will have, good and valid title to such Shares, free of all restrictions on transfer, pledges, liens, encumbrances, security interests and claims whatsoever.

                          (b) Upon delivery of and payment for such Shares pursuant to this Agreement, good and valid title to such Shares will pass to the Underwriters, free and clear of all restrictions on transfer, pledges, liens, encumbrances, security interests and claims whatsoever; and no co-sale right, tag along right, right of first refusal or other similar right exists with respect to any of the Additional Shares or the transfer and sale thereof, other than those that have been expressly waived prior to the date hereof and those that will automatically expire upon the consummation of the transactions contemplated by this Agreement on the Closing Date.

                          (c) The Selling Stockholders have, and on any Option Closing Date will have, full legal right, power and authority to enter into this Agreement and the Letter of Transmittal and Custody Agreement between the Selling Stockholders and First Union National Bank of North Carolina, as Custodian (the "Custody Agreement"), and to sell, assign, transfer and deliver such Shares in the manner provided herein and therein, and this Agreement and the Custody Agreement have been duly executed and delivered by the Selling Stockholders and each of this Agreement and the Custody Agreement is a valid and binding agreement of the Selling Stockholders enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles, and except as rights to indemnity and contribution hereunder may be limited by applicable law.

                          (d) The Selling Stockholders have not taken, and will not take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares pursuant to the distribution contemplated by this Agreement; and other than as permitted by the Act, the Selling Stockholders have not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares.

                          (e) The execution, delivery and performance of this Agreement by the Selling Stockholders, compliance by the Selling Stockholders with all the provisions hereof and the consummation by the Selling Stockholders of the transactions contemplated hereby will not require any consent, approval, authorization or order of any court, regulatory body, administrative agency or other governmental body or of any other governmental or non-governmental person or entity (except as has been obtained and except as may be required under the federal securities laws or the state securities, Blue Sky or real estate syndication laws) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, any agreement, indenture or other instrument to which the Selling Stockholders are a party or by which the Selling Stockholders or property of the Selling Stockholders are bound, or violate or conflict with any laws, administrative regulation or ruling or court decree applicable to the Selling Stockholders or property of the Selling Stockholders, except as rights to indemnity and contribution hereunder may be limited by applicable law.

                          (f) Such parts of the Registration Statement under the caption "Principal and Selling Stockholders" which specifically relate to the Selling Stockholders do not, and will not (after amendment, if necessary, for any change in such information as provided in paragraph 7(g) below) on any Option Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of circumstances under which they were made, not misleading.

                          (g) At any time during the period described in paragraph 5(e) hereof, if there is any change in the information referred to in paragraph 7(f) above, the Selling Stockholders will immediately notify you of such change.

         8. Indemnification. (a) The Company and each Selling Stockholder, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments caused by or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use therein. Notwithstanding the foregoing, the aggregate liability of the Selling Stockholders pursuant to the provisions of this paragraph, or for any breaches of one or more representations or warranties contained in this Agreement, shall be limited to an amount equal to the aggregate purchase price (net of underwriting discounts and commissions) received by the Selling Stockholders from the sale of the Additional Shares hereunder; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages and liabilities and judgments purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended and supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or judgment.

                 (b) In case any action shall be brought against any Underwriter or any person controlling such Underwriter, based upon any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company or the Selling Stockholders, such Underwriter shall promptly notify the Company and the Selling Stockholders in writing and the Company and the Selling Stockholders shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all reasonable fees and expenses. Any Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the reasonable fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the employment of such counsel has been specifically authorized in writing by the Company, (ii) the Company and the Selling Stockholders shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the Company or any Selling Stockholder, as the case may be, and such Underwriter or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company or the Selling Stockholders, as the case may be, (in which case the Company and the Selling Stockholders shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person, it being understood, however, that the Company and the Selling Stockholders shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Underwriters and controlling persons, which firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation and that all such fees and expenses shall be reimbursed as they are incurred). A Seller shall not be liable for any settlement of any such action effected without the written consent of such Seller but if settled with the written consent of such Seller, such Seller agrees to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                 (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, any person controlling the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each Selling Stockholder and each person, if any, controlling such Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Sellers to each Underwriter but only with reference to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus. In case any action shall be brought against the Company, any of its directors, any such officer or any person controlling the Company, or any Selling Stockholder or any person controlling such Selling Stockholder, based on the Registration Statement, the Prospectus or any preliminary prospectus and in respect of which indemnity may be sought against any Underwriter, the Underwriter shall have the rights and duties given to the Sellers (except that if any Seller shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the Company, its directors, any such officers and any person controlling the Company, and the Selling Stockholders and any person controlling such Selling Stockholders, shall have the rights and duties given to the Underwriters, by Section 8(b) hereof.

                 (d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Sellers on the one hand and the Underwriters on the other hand from the offering of the Shares or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Sellers and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Sellers and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Sellers, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Sellers and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                 The Sellers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and the Selling Stockholders shall not be required to contribute any amount in excess of the aggregate purchase price (net of underwriting discounts and commissions) received by the Selling Stockholders from the sale of the Additional Shares hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

                 (e) You, on behalf of the Underwriters, represent and warrant that (i) the information set forth in the last paragraph on the front cover page, on the inside front cover page concerning United Kingdom purchasers, stabilization and over-allotment, and under the caption "Underwriting" in the Registration Statement, any preliminary prospectus and the Prospectus relating to the Shares (insofar as such information relates to the Underwriters) constitutes the only information furnished by the Underwriters for inclusion in the Registration Statement, any preliminary prospectus and the Prospectus.

                 (f) The Company and the Selling Stockholders have entered into a Registration Agreement dated January 4, 1995, pursuant to which the Company has agreed to indemnify the Selling Stockholders against certain liabilities (and vice versa).

                 (g) NatWest Securities Limited hereby agrees that, as part of the distribution of the Common Stock offered by the Prospectus and subject to certain exceptions, it will not offer any Common Stock within the United States, its territories or possessions, or to persons who are citizens thereof or residents therein. NatWest Securities Limited further represents and agrees that: (i) it has not offered or sold and will not offer or sell any shares of Common Stock to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (whether as principal or agent) for the purposes of their businesses or otherwise in circumstances that have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of

Securities Regulations 1995 or the Financial Services Act 1986 (the "Act");
(ii) it has complied and will comply with all applicable provisions of the Act with respect to anything done by it in relation to the shares of Common Stock in, from, or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on, in the United Kingdom, any document that consists of or any part of listing particulars, supplementary listing particulars, or any other document required or permitted to be published by listing rules under Part IV of the Act, to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom the document may otherwise lawfully be issued or passed on.

         9. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares under this Agreement are subject to the satisfaction of each of the following conditions:

                          (a) All the representations and warranties of the Company and the Subsidiaries contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

                          (b) The Registration Statement shall have become effective not later than 5:00 P.M.(and in the case of a Registration Statement filed under Rule 462(b) of the Act, not later than 10:00 p.m.), New York City time, on the date of this Agreement or at such later date and time as you may approve in writing, and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or, to the knowledge of the Company or any Underwriter, contemplated by the Commission.

                          (c)(i) Since the date of the latest balance sheet included in the Registration Statement and the Prospectus, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or other), business, prospects, properties, net worth or results of operations, whether or not arising in the ordinary course of business, of the Company,
                 (ii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the capital stock or in the long-term debt of the Company from that set forth in or contemplated by the Registration Statement and Prospectus, (iii) the Company and the Subsidiaries shall have no liability or obligation (other than long-term debt, which is the subject of the immediately preceding clause (ii) of this paragraph 9(c)), direct or contingent, which is material to the Company and the Subsidiaries, taken as a whole, other than those reflected in the Registration Statement and the Prospectus and
                 (iv) on the Closing Date you shall have received a certificate dated the Closing Date, signed by Paul J. Klaassen and David
                 W. Faeder, in their capacities as the Chief Executive Officer and Chief Financial Officer of the Company, respectively, confirming the matters set forth in paragraphs (a), (b), and
                 (c) of this Section 9 and addressing such other matters as may be reasonably requested by you or your counsel.

                          (d) All the representations and warranties of the Selling Stockholders contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date and you shall have received a certificate to such effect, dated the Closing Date, from the Selling Stockholders.

                          (e) You shall have received on the Closing Date an opinion (reasonably satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Hogan & Hartson L.L.P., counsel for the Company, to the effect that:

                                  (i)      The Company was duly incorporated,
                          and is validly existing and in good standing under the laws of the State of Delaware as of the date specified in such opinion letter, and has the corporate power and corporate authority to own, lease and operate its properties and to conduct its business as described in the Prospectus. The Company is authorized to transact business as a foreign corporation in each jurisdiction identified on a Schedule to such opinion letter, as of the respective dates of the certificates specified therein.

                                  (ii)     The authorized, issued and
                          outstanding capital stock of the Company, as of March 31, 1996, was set forth under the caption "Capitalization" in the Prospectus. All shares of Common Stock shown as issued and outstanding under said caption (including the Shares that may be sold by the Selling Stockholders pursuant to Section 2 of this Agreement) have been duly authorized and are validly issued, fully paid and non-assessable, and were not issued in violation of (A) any preemptive rights under the Company's Certificate of Incorporation or Delaware corporate law or (B) to such counsel's knowledge, similar contractual rights.

                                  (iii)    The Company has the corporate power
                          and corporate authority to enter into this Agreement and to consummate the transactions contemplated hereby and this Agreement has been duly authorized, executed and delivered by the Company. The Shares, when issued and delivered to the

                          Underwriters against payment therefor as provided in this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, and will not have been issued in violation of (A) any preemptive rights under the Company's Certificate of Incorporation or Delaware corporate law or (B) to such counsel's knowledge, similar contractual rights.

                                  (iv)     Each of the Corporate Subsidiaries
                          incorporated in Virginia was incorporated, and is validly existing and in good standing under the laws of its jurisdiction of incorporation as of the respective dates specified in such opinion letter and has the corporate power and corporate authority to own, lease and operate its properties and to conduct its business as described in the Prospectus. Each such Corporate Subsidiary is authorized to transact business as a foreign corporation in each jurisdiction identified on a Schedule to such opinion letter, as of the respective dates of the certificates specified therein.

                                  (v)      All of the outstanding shares of
                          capital stock of each such Corporate Subsidiary (a) have been duly authorized and are validly issued, fully paid and nonassessable, and (b) to such counsel's knowledge, were not issued in violation of any preemptive rights under such Corporate Subsidiary's charter or under the laws of the jurisdiction of its incorporation or in violation of any similar contractual rights.

                                  (vi)     Each Limited Partnership Subsidiary
                          formed in Virginia or Maryland was formed, and is validly existing and in good standing under the laws of its jurisdiction of organization as of the respective dates specified in such opinion letter, and has the limited partnership power and limited partnership authority to own, lease and operate its properties and to conduct its business as described in the Prospectus. Each Limited Partnership Subsidiary is authorized to transact business as a foreign limited partnership in each jurisdiction identified on a Schedule to such opinion letter, as of the respective dates of the certificates specified therein.

                                  (vii)    Each LLC Subsidiary formed in
                          Maryland was formed, and is validly existing and in good standing under the laws of its jurisdiction of organization as of the respective dates specified in such opinion letter, and has the limited liability company power and limited liability company authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

                                  (viii)   The authorized capital stock of the
                          Company conforms in all material respects to the description thereof contained in the Prospectus under the caption "Description of Capital Stock". The form of certificate evidencing the Firm Shares has been duly authorized and complies with the requirements of the Delaware General Corporation Law and the Certificate of Incorporation and Bylaws of the Company.

                                  (ix)     The Registration Statement has
                          become effective under the Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission.

                                  (x)      The execution, delivery and
                          performance as of the Closing Date by the Company of this Agreement do not (i) violate the Certificate of Incorporation or Bylaws of the Company, the charter, bylaws, partnership agreements or operating agreements of any of the Subsidiaries or the General Corporation Law of the State of Delaware or (ii) breach or constitute a default under any contract or agreement listed on a Schedule to such opinion letter. No approval or consent of any Delaware, Virginia or Maryland governmental agency is required to be obtained by the Company in connection with the execution, delivery and performance as of the Closing Date by the Company of this Agreement.

                                  (xi) Each of the Company's owned assisted living facilities in Maryland and Virginia currently holds (or has pending a renewal application for) a license authorizing such facility to furnish assisted living services as described under the heading "Services" on pages 30-31 of the Prospectus.

                                  (xii)    To such counsel's knowledge, except
                          as set forth in the Prospectus, no holders of Common Stock or other securities of the Company have registration rights with respect to securities of the Company and, except as set forth in the Prospectus, all holders of securities of the Company having rights to registration of shares of Common Stock or other securities because of the filing of the Registration Statement by the Company have, solely with respect to the offering contemplated thereby, waived such rights.

                                  (xiii)   Neither the Company nor any of the
                          Subsidiaries is required to be registered as an "investment company" under the 1940 Act.

                                  (xiv)    The Registration Statement
                          (including any Registration Statement filed under 462(b) of the Act, if any) and the Prospectus and any supplement or amendment thereto (except for financial statements and supporting schedules and other financial and statistical information and data included therein, as to which no opinion need be expressed) comply as to form in all material respects with the Act.

                                  (xv)     To such counsel's knowledge, the
                          Company owns directly or indirectly the ownership interests in the Subsidiaries set forth on Exhibit 21 to the Registration Statement.

                          In addition to the matters set forth above, such
                 opinion letter shall also include a statement to the effect that no facts have come to the attention of such counsel which cause them to believe that (i) the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the Closing Date, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) there are any legal or governmental proceedings pending or threatened against the Company that are required to be disclosed in the Registration Statement or the Prospectus, other that those disclosed therein, or (iii) there are any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or referred to therein or so filed; provided that in making the foregoing statements (which shall not constitute an opinion), such counsel need not express any views as to the financial statements and supporting schedules and other financial and statistical information and data included in or omitted from the Registration Statement or the Prospectus.

                          In giving its opinion required by this paragraph (e)
                 above, such counsel may rely, (A) as to all matters of fact, upon certificates and written statements of officers and employees of the Company and its Subsidiaries, and (B) as to the qualification and good standing of the Company and its Subsidiaries to do business in any jurisdiction, upon certificates of appropriate government officials in such jurisdictions. Further, such counsel may state that their opinion is based as to matters of law solely upon (i) the federal securities laws, (ii) the General Corporation Law, as amended, of each of the States of Delaware and Virginia, (iii) the limited partnership acts of Virginia and Maryland, (iv) the limited liability company act of Maryland, (v) Hospitals and Related Institutions, Md. Health-Gen.

                 Code Ann. Section Section 19-301 to 19-374, (vi) Domiciliary Care Homes, Md. Regs. Code Section Section 10.07.03.01 to 10.07.03.27, (vii) Licensing of Homes for Aged, Infirm or Disabled Adults, Va. Code Ann. Section Section 63.1-172 to 182.1, and (viii) Standards and Regulations for Licensed Adult Care Residences, 22 Va. Admin. Code Section Section 40-70-10 to 40-745-110; and that such counsel expresses no opinion as to any other laws, statutes, ordinances, rules or regulations.

                          The opinion of Hogan & Hartson L.L.P. described in
                 this paragraph (e) shall be rendered to you at the request of the Company and shall so state therein.

                          (f) You shall have received on the Closing Date an opinion (reasonably satisfactory to you and counsel for the Underwriters) dated the Closing Date, of Watt, Tieder & Hoffar, counsel for the Selling Stockholders, to the effect that:

                                  (i)      The Selling Stockholders have full
                          right, power and authority to enter into and to perform their obligations under this Agreement and to sell, transfer, assign and deliver the Additional Shares hereunder.

                                  (ii)     This Agreement has been duly
                          executed and delivered by or on behalf of the Selling Stockholders.

                                  (iii)    The execution, delivery and
                          performance of this Agreement by the Selling
                          Stockholders, compliance by the Selling Stockholders with all the provisions hereof and the consummation of the transactions of the Selling Stockholders contemplated hereby do not (a) require any consent, approval, authorization, order or other action of any Maryland or Virginia court, regulatory body, administrative agency or other governmental agency or body (except as may be required under the securities or Blue Sky laws of such states, as to which such counsel need express no opinion), (b) constitute a breach of, or a default under, any agreement, promissory note, mortgage or other instrument to which any Selling Stockholder is a party or by which any Selling Stockholder is bound and of which such counsel has knowledge, or (c) violate or conflict with any applicable Maryland or Virginia law, rule or regulation (except the securities or Blue Sky laws of such states, as to which such counsel need express no opinion) or any order, writ or decree of any Maryland or Virginia court or governmental agency or body having jurisdiction over any Selling Stockholder.

                                  (iv)     The Selling Stockholders have full
                          right, power and authority to enter into and perform their obligations under the

                          Custody Agreement to be executed and delivered by the Selling Stockholders in connection with the transactions contemplated by this Agreement; the Custody Agreement has been duly executed and delivered by the Selling Stockholders; and the Custody Agreement constitutes a valid and binding agreement of the Selling Stockholders, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles.

                          The opinion of Watt, Tieder & Hoffar described in
                 this paragraph (f) shall be rendered to you at the request of the Selling Stockholders (and shall so state therein) and shall be limited to matters of Virginia law and Maryland law (other than the securities or Blue Sky laws of such states, as to which such counsel need express no opinion).


                          (g) You shall have received on the Closing Date an opinion, dated the Closing Date, of Alston & Bird, counsel for the Underwriters, in form and substance reasonably satisfactory to you, with respect to the sufficiency of all such corporate proceedings and other legal matters relating to this Agreement and the transactions contemplated hereby as you may reasonably require, and the Company shall have furnished to such counsel such documents as they may have requested for the purpose of enabling them to pass upon such matters.

                          (h) You shall have received a letter on and as of the Closing Date, in form and substance satisfactory to you, from Ernst & Young LLP, independent public accountants, with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus and substantially in the form and substance of the letter delivered to you by Ernst & Young LLP on the date of this Agreement.

                          (i) The Company and the Selling Stockholders shall not have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company or the Selling Stockholders at or prior to the Closing Date.

                          (j) The Company and the Selling Stockholders shall have furnished to you such further certificates and documents as you or your counsel shall reasonably request, including, without limitation, certificates of officers of the Company and certificates of the Selling Stockholders as to the accuracy of the representations and warranties of the Company and the Selling Stockholders herein, as to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and as to the other conditions concurrent and precedent to the obligations of the Underwriters hereunder.

         All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory to counsel to the Underwriters. The Company and the Selling Stockholders will furnish you with such number of conformed copies of such opinions, certificates, letters and documents as you shall reasonably request.

         The several obligations of the Underwriters to purchase any Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, title to the Additional Shares, the Registration Statement and Prospectus and other matters related to the Company or the purchase of such Additional Shares, including, without limitation, (i) an opinion dated the Option Closing Date of Watt, Tieder & Hoffar, counsel for the Selling Stockholders, with respect to the matters set forth in paragraph 9(f) above and to the effect that, upon the delivery of and payment for the Additional Shares as contemplated in this Agreement, each of the Underwriters (assuming they are bona fide purchasers within the meaning of the Uniform Commercial Code) will have acquired title to the Additional Shares purchased by it, free and clear of any adverse claims, (ii) an opinion dated the Option Closing Date of Hogan & Hartson L.L.P., counsel for the Company, with respect to the matters set forth in paragraph 9(e) above (other than opinions relating solely to the Firm Shares), (iii) an opinion dated the Option Closing Date of Alston & Bird, counsel for the Underwriters, with respect to the sufficiency of all such corporate proceedings and other legal matters relating to this Agreement and the transactions contemplated hereby as you may reasonably require, (iv) a letter dated the Option Closing Date from Ernst & Young LLP with respect to the matters set forth in paragraph 9(h) above, and (v) certificates dated the Option Closing Date as to the matters referred to in paragraph 9(j) above.

         10. Effective Date of Agreement and Termination. This Agreement shall become effective upon the later of (i) execution of this Agreement and
(ii) the effectiveness of the Registration Statement.

                 This Agreement may be terminated at any time prior to the Closing Date by you by written notice to the Sellers if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or development involving a prospective material adverse change in the condition (financial or other) of the Company and the Subsidiaries, taken as a whole, or the business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, which would, in your judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and would, in your judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (iii) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices for securities on any such exchange or Nasdaq National Market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business or operations of the Company and the Subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

                 If on the Closing Date or on an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, which it or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the total number of Shares to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I bears to the total number of Firm Shares which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Shares or Additional Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this
Section 10 by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If on the Closing Date or on an Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares, or Additional Shares, as the case may be, and the aggregate number of Firm Shares or Additional Shares, as the case may be, with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date by all Underwriters and arrangements satisfactory to you and the applicable Sellers for purchase of such Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the applicable Sellers. In any such case which does not result in termination of this Agreement, either you or the Sellers shall have the right to postpone the Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting

Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

         11. Agreements of the Selling Stockholders. The Selling Stockholders jointly and severally agree with you and the Company:

                          (a) To pay or to cause to be paid all transfer taxes with respect to the Additional Shares; and

                          (b) To take all reasonable actions in cooperation with the Company and the Underwriters to cause the Registration Statement to become effective at the earliest possible time, to do and perform all things to be done and performed by the Selling Stockholders under this Agreement prior to the Closing Date or the Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery by the Selling Stockholders of the Additional Shares pursuant to this Agreement.

         12. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company, to Paul
J. Klaassen, Chief Executive Officer, Sunrise Assisted Living, Inc., 9401 Lee Highway, Suite 300, Fairfax, Virginia 22031, (b) if to the Selling Stockholders, to Paul J. and Teresa M. Klaassen c/o Sunrise Assisted Living, Inc., 9401 Lee Highway, Suite 300, Fairfax, Virginia 22031 and (c) if to any Underwriter or to you, to you c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

                 The respective indemnities, contribution agreements, representations, warranties and other statements of the Selling Stockholders, the Company, its officers and directors and of the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or by or on behalf of the Sellers, the officers or directors of the Company or any controlling person of the Sellers,
(ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

                 If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company or the Selling Stockholders to comply with the terms or to fulfill any of the conditions of this Agreement, the Company or the Selling Stockholders, as the case may be, agree to reimburse the several Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of counsel) reasonably incurred by them.

                 Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Sellers, the Underwriters, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

                 This Agreement shall be governed and construed in accordance with the laws of the State of New York.

                 This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

                 Please confirm that the foregoing correctly sets forth the agreement by and among the Company, the Selling Stockholders and the several Underwriters.

                                        Very truly yours,

                                        SUNRISE ASSISTED LIVING, INC.


                                        By:      /s/ David W. Faeder
                                           --------------------------------
                                           David W. Faeder
                                           Executive Vice President


                                        THE SELLING STOCKHOLDERS
                                          NAMED IN SCHEDULE II HERETO


                                                 /s/ Paul J. Klaassen
                                           --------------------------------
                                           Paul J. Klaassen


                                                 /s/ Teresa M. Klaassen
                                           --------------------------------
                                           Teresa M. Klaassen


DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
ALEX. BROWN & SONS INCORPORATED
NATWEST SECURITIES LIMITED

Acting severally on behalf of
  themselves and the several
  Underwriters named in
  Schedule I hereto

By: DONALDSON, LUFKIN & JENRETTE
      SECURITIES CORPORATION


By:   /s/ John W. Patterson
    ----------------------------
      John W. Patterson
      Senior Vice President

                                   SCHEDULE I


                                                              Number of Firm Shares
   Underwriters                                                 to be Purchased
   ------------                                             -------------------------

Donaldson, Lufkin & Jenrette                                        1,332,668
  Securities Corporation                                            1,332,666
Alex. Brown & Sons Incorporated                                     1,332,666
NatWest Securities Limited                                             74,000
Bear, Stearns & Co., Inc.                                              74,000
CS First Boston Corporation                                            74,000
Cowen & Company                                                        74,000
Dean Witter Reynolds Inc.                                              74,000
Deutsche Morgan Grenfell/C.J. Lawrence Inc.                            74,000
A.G. Edwards & Sones, Inc                                              74,000
Hambrecht & Quist LLC                                                  74,000
Montgomery Securities                                                  74,000
Morgan Stanley & Co. Incorporated                                      74,000
PaineWebber Incorporated                                               74,000
Prudential Securities Incorporated                                     74,000
Salomon Brothers Inc.                                                  74,000
Smith Barney Inc.                                                      74,000
Advest, Inc.                                                           37,000
Robert W. Baird & Co. Incorporated                                     37,000
J.C. Bradford & Co.                                                    37,000
Crowell, Weedon & Co.                                                  37,000
Equitable Securities Corporation                                       37,000
First of Michigan Corporation                                          37,000
First Albany Corporation                                               37,000
Interstate/Johnson Lane Corporation                                    37,000
Johnston, Lemon & Co. Incorporated                                     37,000
Legg Mason Wood Walker Incorporated                                    37,000
McDonald & Company Securities, Inc.                                    37,000
Needham & Company, Inc.                                                37,000
Ragen MacKenzie Incorporated                                           37,000
Raymond James & Associates, Inc.                                       37,000
Scott & Stringfellow inc.                                              37,000
Sutro & Co. Incorporated                                               37,000
Tucker Anthony Incorporated                                            37,000
Wessels, Arnold & Henderson                                            37,000
Wheat, First Securities, Inc.                                          37,000
Van Kasper & Company                                                   37,000
                                                                       ------
                 Total                                              5,700,000

                                  SCHEDULE II


                              Selling Stockholders



                                                             Number of Additional
   Name                                                      Shares Being Sold
   ----                                                      --------------------
Paul J. and Teresa M. Klaassen,
  as tenants by the entireties                                       855,000
                                                              -------------------

                                              Total                  855,000

                                    ANNEX I


                         Required Stockholder Lock-Ups


Allstate Insurance Company

Allstate Life Insurance Company

Continental Trust Company as Trustee for the Allstate Retirement Plan

Continental Trust Company as Trustee for the Agents Pension Plan

Sprout Growth II, L.P.

DLJ Capital Corporation

Frontenac VI Limited Partnership